Exhibit 10.4

Execution Version

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (as amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”) dated as of the 18th day of August, 2023 is made by FUELCELL ENERGY FINANCE HOLDCO, LLC, a Delaware limited liability company, having an address at 3 Great Pasture Road, Danbury, Connecticut 06810 (“Pledgor”), for the benefit of LIBERTY BANK, a mutual savings bank, having an address at 315 Main Street, Middletown, Connecticut 06457, in its capacity as administrative agent for itself and the Secured Parties (in such capacity, the “Administrative Agent”).

RECITALS:

A.Pursuant to that certain Credit Agreement dated as of the date hereof, among Pledgor, the Lenders from time to time party thereto, and Liberty Bank, a mutual savings bank, as administrative agent and lead arranger (as the same may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), the Lenders have agreed to make a loan to the Pledgor in the original principal amount of Twelve Million and No/100 Dollars ($12,000,000.00) (the “Loan”).

B.Pledgor is the legal and beneficial owner of all of the Class B Membership Interests (as defined below) in Tax Equity Holdco (as defined below).

C.To induce the Lenders to make the Loan to Pledgor, and in order to more fully secure its obligations under the Loan Documents, Lenders have requested, and Pledgor has agreed, to pledge and grant a first priority security interest in the Collateral (as defined below).

D.The Pledgor will receive substantial direct and indirect benefits from the execution, delivery and performance of the obligations under the Credit Agreement and the other Loan Documents and Pledgor is, therefore, willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the recitals and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby agrees as follows:

Section 1.Definitions.  All capitalized terms defined in the Credit Agreement are used herein as defined therein.  In addition, as used herein:

“Assignment of Interest” shall have the meaning ascribed thereto in Section 2.2 hereof.

“Class B Membership Interests” shall have the meaning ascribed thereto in the Tax Equity Holdco Operating Agreement.

“Collateral” shall have the meaning ascribed thereto in Section 2.1 hereof.

“Pledged Interests” shall have the meaning ascribed thereto in Section 2.1 hereof.

“Pledged Securities” shall have the meaning ascribed to such term in Section 2.1 hereof.

“Relevant Documents” shall mean the Tax Equity Holdco Operating Agreement, and all other organizational documents of Tax Equity Holdco, as any of the same may hereafter be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Tax Equity Holdco” shall mean Groton Station Fuel Cell Holdco, LLC, a Delaware limited liability company.

“Tax Equity Holdco Operating Agreement” shall mean that certain Second Amended and Restated Limited Liability Company Agreement of Tax Equity Holdco, dated as of July 7, 2022, as amended by that certain First Amendment letter agreement dated as of December 16, 2022, as the same may be amended, restated, amended and restated, replaced, supplemented or otherwise modified from time to time.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of Connecticut, except for matters which the Uniform Commercial Code of the State of Connecticut provides shall be governed by the Uniform Commercial Code in effect in any other state, in which case “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in such other state.

Section 2.Pledge and Delivery of Collateral.

2.1The Pledge.  As continuing collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, Pledgor hereby irrevocably grants, pledges and assigns, a continuing first priority Lien on and security interest in, and, as a part of such grant, pledge and assignment, hereby assigns to Administrative Agent as collateral security, all of Pledgor’s right, title and interest in the following property, whether now owned by Pledgor or hereafter acquired and whether now existing or hereafter arising and wherever located (all being collectively referred to herein as “Collateral”):

(a)its 100% Class B Membership Interest in Tax Equity Holdco and its successors or assigns, together with the certificates evidencing the same (collectively, the “Pledged Interests”);

(b)all ownership interests, membership interests, shares, securities, moneys, instruments or property representing a dividend, a distribution or return of capital upon or in respect of the Pledged Interests, or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Interests;

(c)all rights of Pledgor under the Relevant Documents or any other agreement or instrument relating to the Pledged Interests, including, without limitation, (i) all rights of Pledgor to receive moneys or distributions with respect to the Pledged Interests due or to become due under or pursuant to the Relevant Documents, (ii) all rights of Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Pledged Interests, (iii) all claims of Pledgor for damages arising out of or for breach of or default under a Relevant Document, (iv) any and all of Pledgor’s voting rights, authority and power including without limitation all right and power to manage and control the affairs of Tax Equity Holdco, in each instance, arising from the ownership of the Pledged Interests, and (v) any right of Pledgor to perform thereunder and to compel performance and otherwise exercise all rights and remedies thereunder; and

(d)all proceeds of and to any of the property of Pledgor described in clauses (a) through (c) above and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

The shares of membership interests, certificates, instruments or other documents evidencing or representing the foregoing shall be collectively referred to herein as the “Pledged Securities.”

2.2Delivery of the Collateral.  Pledgor shall deliver to Administrative Agent (i) all original Pledged Securities relating to the Pledged Interests pledged by Pledgor concurrently with the execution and delivery of this Agreement and (ii) all other documents evidencing or representing all other Collateral within three (3) Business Days after receipt thereof.  All Collateral which are “certificated securities” within the meaning of the Uniform Commercial Code shall be in bearer form or, if in registered form, shall be accompanied by undated blank equity interest power (the “Assignment of Interest”), note power, endorsement or other necessary instruments of transfer, registration or assignment, duly executed in blank and in form and substance satisfactory to Administrative Agent. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent shall have the right, at any time, in its discretion, to transfer to or to register in the name of Administrative Agent or its nominee any or all of the Collateral.  Administrative Agent shall have the right, at any time in its discretion upon the occurrence and during the continuance of an Event of Default and without notice to Pledgor, to transfer to, and to designate on the Assignment of Interest, any Person to whom the Pledged Interests are sold in accordance with the provisions hereof.  In addition, Administrative Agent shall have the right at any time to exchange the Assignment of Interest representing or evidencing the Pledged Interests or any portion thereof, for one or more additional or substitute Assignments of Interest representing or evidencing smaller or larger percentages of the Pledged Interests represented or evidenced thereby, subject to the terms thereof.

2.3Acknowledgment of Pledge.  Upon the execution and delivery of this Agreement, Pledgor shall, and shall cause Tax Equity Holdco to, execute and deliver to Administrative Agent a letter in the form attached hereto as Exhibit A.  Pledgor represents and warrants that the representations of Tax Equity Holdco in such letter are true and complete.  Pledgor shall (i) cause Tax Equity Holdco to comply with the covenants and warranties in such letter,  (ii) comply with the requirements of the Loan Documents and (iii) cause Tax Equity Holdco to comply with the requirements of the Loan Documents.

Section 3.Further Assurances; Remedies.  In furtherance of the grant of the pledge and security interest pursuant to Section 2 hereof, Pledgor hereby agrees with Administrative Agent as follows:

3.1Delivery and Other Perfection.

(a)The Pledgor hereby represents and warrants that (i) the terms of the Relevant Documents for Tax Equity Holdco and of the Pledged Securities expressly provide that each of the Pledged Securities are securities governed by Article 8 of the Uniform Commercial Code as in effect in each applicable jurisdiction, (ii) Sections 2.4 and 2.8 of the Tax Equity Holdco Operating Agreement is in full force and effect, and (iii) the Relevant Documents for Tax Equity Holdco contain a legend substantially as follows:

“THE INTEREST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAW OF ANY STATE.  SUCH PERCENTAGE INTEREST MAY NOT BE SOLD OR TRANSFERRED UNLESS SUBSEQUENTLY REGISTERED OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.  THIS CERTIFICATE EVIDENCES AN INTEREST IN GROTON STATION FUEL CELL HOLDCO, LLC AND SHALL BE A SECURITY GOVERNED BY ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT FROM TIME TO TIME IN THE STATE OF CONNECTICUT AND, TO THE EXTEND PERMITTED BY APPLICABLE LAW, EACH OTHER APPLICABLE JURISDICTION.”

(b)Pledgor hereby covenants and agrees that it will not agree to any amendment, modification or repeal of the Tax Equity Holdco Operating Agreement without the prior written consent of Administrative Agent and shall promptly notify Administrative Agent in writing if for any reason the Pledged Securities shall cease to be securities for purposes of the Uniform Commercial Code in any applicable jurisdiction.  Notwithstanding anything to the contrary herein, so long as any Obligations remain outstanding, Pledgor hereby covenants and agrees that Sections 2.4 and 2.8 of the Tax Equity Holdco Operating Agreement shall not be amended, modified or repealed and any purported amendment, modification or repeal to or of Sections 2.4 and/or 2.8 of the Tax Equity Holdco Operating Agreement shall be null and void and of no further force and effect.

(c)Pledgor hereby instructs Tax Equity Holdco to register on its respective books and records the pledge of the Pledged Interests by Pledgor to Administrative Agent.  In the event that at any time after the date hereof any Collateral shall be evidenced by an instrument or a certificate other than the Pledged Securities, Pledgor shall or shall cause Tax Equity Holdco to promptly deliver any such instrument or certificate, duly endorsed or subscribed by Pledgor or accompanied by appropriate instruments of transfer or assignment duly executed in blank by Pledgor, to Administrative Agent as additional Collateral.  Any such instruments or certificates received by Pledgor shall be held by Pledgor in trust for the benefit of Administrative Agent.

(d)Pledgor shall give, execute (if applicable), deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary in the judgment of Administrative Agent to create, preserve or perfect the security interest granted pursuant hereto or, after the occurrence and during the continuance of an Event of Default, to enable Administrative Agent to exercise and enforce its rights hereunder in accordance with the terms of this Agreement with respect to such pledge and security interest, including, without limitation, upon the occurrence and continuation of an Event of Default causing any or all of the Collateral to be transferred of record into the name of Administrative Agent or its nominee.

(e)Pledgor shall permit representatives of Administrative Agent to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of Administrative Agent to be present at Pledgor’s place of business to receive copies of all communications and remittances relating to the Collateral, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Pledgor, and at the expense of Tax Equity Holdco and/or Borrower; provided, that, so long as no Event of Default has occurred or is continuing, Administrative Agent will not exercise its rights under this Section 3.1(e) more than once per calendar year; provided, further, that when an Event of Default exists Administrative Agent may do any of the foregoing at the expense of Tax Equity Holdco and/or Borrower at any time during normal business hours and without advance notice.

(f)Pledgor shall promptly forward to Administrative Agent copies of any notices or communications received by Pledgor with respect to the Collateral, all in such manner as Administrative Agent may require.

(g)Pledgor will not change its name unless Pledgor shall have given Administrative Agent at least thirty (30) days’ prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) requested by Administrative Agent to amend such financing statement or continuation statement to reflect the change in Pledgor’s name.

(h)Pledgor represents and warrants that there are no Liens, security interests, charging orders or encumbrances on any of the Collateral.

(i)Pledgor will not directly or indirectly sell, pledge, mortgage, grant, assign, transfer, or otherwise dispose of or create or suffer to be created any Lien, security interest, charging order, or encumbrance on any of the Collateral.

(j)Pledgor shall, at its sole cost and expense, maintain the security interest created by this Agreement in the Collateral as a perfected first priority security interest and defend such security interest at its own cost and expense.

3.2Preservation of Rights.  Except in accordance with applicable Law, Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

3.3Collateral; Distributions.

(a)So long as no Event of Default shall have occurred and be continuing, Pledgor shall have the right to exercise all of Pledgor’s voting, consensual and other powers of ownership (including the right to make distributions permitted by the terms of the Loan Documents) and other rights with respect to the Collateral, including without limitation under the Relevant Documents, for all purposes not inconsistent with, or not prohibited by, the terms of this Agreement, any other Loan Document or any other instrument or agreement referred to herein or therein in any manner that would not impair the Collateral.

(b)If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not Administrative Agent exercises any available right to declare any of the Obligations due and payable or seeks or pursues any other relief or remedy available to it under applicable Law or under this Agreement or any other Loan Document, (i) all distributions on the Collateral, if any, and if permitted by this Agreement and the other Loan Documents, shall be paid directly to Administrative Agent for application to the Obligations pursuant to the terms hereof and the Credit Agreement, (ii) if Administrative Agent shall so request in writing, Pledgor agrees to execute and deliver to Administrative Agent appropriate distribution and other orders and documents to that end, and (iii) Pledgor hereby irrevocably authorizes and directs Tax Equity Holdco, after an Event of Default and for so long as such Event of Default is continuing, to pay all such distributions on the Collateral directly to the Administrative Agent for application to the Obligations in the order, priority and manner set forth in the Credit Agreement.  The foregoing authorization and instructions are irrevocable, may be relied upon by Tax Equity Holdco and may not be modified in any manner other than by the Administrative Agent sending to Tax Equity Holdco a notice terminating such authorization and direction.

(c)Anything to the contrary notwithstanding, (i) Pledgor shall remain liable under the Relevant Documents to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Administrative Agent of any of the rights hereunder shall not release Pledgor from any of its duties or obligations under the Relevant Documents and (iii) Administrative Agent shall have no obligation or liability under the Relevant Documents by reason of this Agreement, nor shall Administrative Agent be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, except as required by applicable Law.

3.4Remedies, etc.  During the period in which an Event of Default shall have occurred and be continuing, without any notice to or demand upon the Pledgor (unless otherwise specified herein), and in addition to the other rights and remedies provided for herein or in any other Loan Document or otherwise available to it:

(a)Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the Laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, at Administrative Agent’s option, to have all Pledged Interests registered in the name of Administrative Agent or its nominee (if not already so registered) and Administrative Agent or its nominee may thereafter exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Administrative Agent were the sole and absolute owner thereof (and Pledgor agrees to take all such action as may be appropriate to give effect to such right);

(b)Administrative Agent in its discretion may, in its name or in the name of Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(c)Administrative Agent may, upon ten (10) days’ prior written notice to Pledgor of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of Administrative Agent or any of its agents, sell, assign or otherwise dispose of all or any part of such Collateral, at such place or places as Administrative Agent deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable Law and cannot be waived) and Administrative Agent or anyone else may be the purchaser, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by Law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Pledgor, any such demand, notice of intention to effect, or right and equity being hereby expressly waived and released.  Unless prohibited by applicable Law, Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned;

(d)Administrative Agent may exercise all membership rights, powers and privileges to the same extent as Pledgor is entitled to exercise such rights, powers and privileges;

(e)Upon notice to Pledgor, Administrative Agent may cause the Pledged Interests to be sold in accordance with Subsection (c) above and, in connection therewith, cause each purchaser of all or any part of any Pledged Interests to be admitted as a new member of Tax Equity Holdco, to the extent of such Pledged Interests, and cause Pledgor to withdraw as a member of Tax Equity Holdco, to the extent such Pledged Interests are sold (in accordance with Subsection (c) above), and, if appropriate, cause one or more new limited liability certificates to be issued and/or amended or restated articles of organization or formation to be filed with respect to Tax Equity Holdco;

(f)Administrative Agent may exercise any and all rights and remedies of Pledgor under or in connection with the Relevant Documents or otherwise in respect of the Collateral, including, without limitation, any and all rights of Pledgor to demand or otherwise require payment of any amount under, or performance of any provisions of, the Relevant Documents; and

(g)all payments received by Pledgor under or in connection with the Relevant Documents or otherwise in respect of the Collateral shall be received in trust for the benefit of Administrative Agent, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Administrative Agent in the same form as so received (with any necessary endorsements).

Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities Laws, Administrative Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof.  Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to Administrative Agent than those obtainable through a public sale without such restrictions, and that Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for public sale.

3.5Private Sale.  Administrative Agent shall not incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 3.4 hereof conducted in a commercially reasonable manner.  Pledgor hereby waives any claims against Administrative Agent arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

3.6Application of Proceeds.  The proceeds of any collection, sale, disposition or other realization of all or any part of the Collateral pursuant hereto shall be applied to the Obligations by Administrative Agent in accordance with Section 8.03 of the Credit Agreement:

As used in this Section 3, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of Pledgor or any issuer of or obligor on any of the Collateral.  Administrative Agent may defer the application of non-cash proceeds of the Collateral to the Obligations until cash proceeds are actually received by Administrative Agent.

3.7Attorney-in-Fact.  Without limiting any rights or powers granted by this Agreement to Administrative Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of an Event of Default, Administrative Agent is hereby appointed the attorney-in-fact of Pledgor for the purpose of carrying out the provisions of this Section 3 and taking any action and executing any instruments which Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is IRREVOCABLE and coupled with an interest for the term hereof.  Without limiting the generality of the foregoing, so long as Administrative Agent shall be entitled under this Agreement to make collections in respect of the Collateral while an Event of Default has occurred and is continuing, Administrative Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of Pledgor representing any payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.  Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

3.8Termination.  When all Obligations shall have been indefeasibly paid in full Administrative Agent shall forthwith, unless such Collateral has been used to satisfy all or any part of the Obligations, cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever any remaining Collateral in Administrative Agent’s possession, to or on the order of Connecticut Green Bank, as administrative agent under the CGB Subordinated Loan Documents, in accordance with the CGB Subordination Agreement, or, if the CGB Subordinated Debt has been indefeasibly paid in full, to the Pledgor.

3.9Further Assurances.  Pledgor agrees that, from time to time upon the written request of Administrative Agent, Pledgor will execute and deliver such further documents and do such other acts and things as Administrative Agent may request in order fully to effect the purposes of this Agreement.

Section 4.Miscellaneous.

4.1No Waiver.  No failure on the part of Administrative Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Administrative Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided herein are cumulative and are not exclusive of any remedies provided by Law.

4.2Governing Law and Waiver of Jury Trial.

(a)GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CONNECTICUT.

(b)SUBMISSION TO JURISDICTION. PLEDGOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CONNECTICUT SITTING IN HARTFORD COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE DISTRICT OF CONNECTICUT, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND PLEDGOR IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CONNECTICUT STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  PLEDGOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST PLEDGOR OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)WAIVER OF VENUE.  PLEDGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02 OF THE CREDIT AGREEMENT, AND TO THE ADDRESS OF EACH PARTY HERETO SET FORTH IN THE PREAMBLE OF THIS AGREEMENT.  NOTHING IN THIS AGREEMENT WILL

AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e)PLEDGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  PLEDGOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(f)PJR WAIVER.  PLEDGOR EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND EACH TRANSACTION RELATED TO IT IS A “COMMERCIAL TRANSACTION” WITHIN THE MEANING OF CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED.  PLEDGOR HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ANY AND ALL RIGHTS WHICH ARE OR MAY BE CONFERRED UPON IT UNDER CHAPTER 903a OF SAID STATUTES (OR ANY OTHER FEDERAL OR STATE LAW AFFECTING PREJUDGMENT REMEDIES) TO ANY NOTICE OR HEARING OR PRIOR COURT ORDER OR THE POSTING OF A BOND PRIOR TO THE ADMINISTRATIVE AGENT OBTAINING A PREJUDGMENT REMEDY.  PLEDGOR FURTHER WAIVES ANY REQUIREMENT OR OBLIGATION OF THE ADMINISTRATIVE AGENT TO POST A BOND OR OTHER SECURITY IN CONNECTION WITH ANY PREJUDGMENT REMEDY OBTAINED BY ADMINISTRATIVE AGENT.  PLEDGOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE OR HAS HAD THE OPPORTUNITY TO RETAIN COUNSEL OF ITS CHOICE WITH RESPECT TO THIS TRANSACTION AND THIS AGREEMENT.

4.3Notices.  All notices, consents, approvals and requests required or permitted hereunder shall be given in the manner set forth in Section 10.02 of the Credit Agreement, and to the addresses for each party hereto set forth in the preamble of this Agreement.

4.4Waivers, etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by Pledgor and Administrative Agent.  Any such amendment or waiver shall be binding upon Administrative Agent and Pledgor.

4.5Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of Pledgor and inure to the benefit of the successors and assigns of Administrative Agent permitted under the Credit Agreement.  Pledgor shall not assign or transfer this Agreement or its rights or obligations hereunder without the prior written consent of Administrative Agent, which consent shall be in Administrative Agent’s sole discretion).

4.6Indemnification.  Pledgor hereby agrees to indemnify Administrative Agent and the other Secured Parties (collectively, the “Indemnified Parties” and each, an “Indemnified Party”) from, and hold each of the Indemnified Parties harmless against, any and all losses, liabilities, claims, obligations damages or expenses incurred by any Indemnified Party arising out of or by reason of any claim of any Person relating to or arising out of the acts or omissions of Pledgor under (1) this Agreement or (2) the Relevant Documents to the extent such actions or omissions are in contravention of Pledgor’s obligations under this Agreement (but excluding any such losses, liabilities, claims, obligations, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), including, without limitation, but subject to the remaining provisions of this Section 4.6 below, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, obligations, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

To the fullest extent permitted by applicable law, Pledgor hereby agrees not to assert, and hereby waives, any claim against any Indemnified Parties, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of proceeds thereof. No Indemnified Party shall be liable for any damages arising from the use of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby by unintended recipients.

Upon written request by any Indemnified Party, Pledgor shall defend same (and if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by such Indemnified Party, such approval not to be unreasonably withheld; provided, that such attorneys and other professionals shall not (i) settle any claim against any Indemnified Parties without the prior written consent of such Indemnified Parties, unless such settlement includes a full release of all claims made against such Indemnified Parties, or (ii) agree to a judgment against any Indemnified Parties without the prior written consent of such Indemnified Parties.  Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of such Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding, providing that no compromise or settlement shall be entered without Pledgor’s consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that, unless there is a conflict prohibiting the representation of all of the Indemnified Parties as a group, the Indemnified Parties shall only engage a single counsel or law firm.  Upon demand, Pledgor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys and other professionals in connection therewith.

Any amounts owed to Indemnified Parties under this Section 4.6 shall bear interest at the Default Rate and shall be added to the Obligations and shall be secured hereby as fully and effectively and with the same priority as every other obligation of the Pledgor secured hereby.

Notwithstanding the foregoing, the obligations and liabilities of Pledgor under this Section 4.6 shall not apply to any actions or omissions of Administrative Agent or its nominee under the Relevant Documents after Administrative Agent or its nominee, as applicable (i) exercises its remedies under this Agreement, and (ii) becomes the owner of the Pledged Interests.

4.7No Election of Remedies.  Without limitation as to any other right or remedy provided to Administrative Agent in this Agreement or the other Loan Documents, in the case of an Event of Default which has occurred and is continuing (i) Administrative Agent shall have the right to pursue all of its rights and remedies under this Agreement and the Loan Documents, at law and/or in equity, in one proceeding, or separately and independently in separate proceedings from time to time, as Administrative Agent, in its sole and absolute discretion, shall determine from time to time, (ii) Administrative Agent shall not be required to either marshall assets, sell any of the Collateral in any particular order of alienation (and may sell the same simultaneously and together or separately), or be subject to any “one action” or “election of remedies” law or rule with respect to any of the Collateral, (iii) the exercise by Administrative Agent of any remedies against any one item of Collateral will not impede Administrative Agent from subsequently or simultaneously exercising remedies against any other item of Collateral, (iv) all Liens and other rights, remedies or privileges provided to Administrative Agent herein shall remain in full force and effect until Administrative Agent has exhausted all of its remedies against the Collateral and all Collateral has been sold and/or otherwise realized upon in satisfaction of the Obligations, and (v) Administrative Agent may resort for the payment of the Obligations to any security held by Administrative Agent in such order and manner as Administrative Agent, in its discretion, may elect and Administrative Agent may take action to recover the Obligations, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Administrative Agent thereafter to foreclose this Agreement.

4.8Severability.  If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by Law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in favor of Administrative Agent in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

4.9Conflicts between Agreements.  In the event of any inconsistency, conflict or ambiguity as to the rights and obligations of the parties under this Agreement and the Security Agreement with respect to the Pledged Interests, the Collateral or the Pledged Securities, the terms of this Agreement shall control and supersede any such inconsistency, conflict or ambiguity with respect to the Pledged Interests, the Collateral or the Pledged Securities.

[Remainder of page left intentionally blank; signature page to follow.]

IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed as of the day and year first above written.

PLEDGOR:

FUELCELL ENERGY FINANCE HOLDCO, LLC

By:FuelCell Energy Finance, LLC

Its:Sole Member

By:FuelCell Energy, Inc.

Its:Sole Member

By: /s/ Michael S. Bishop

Name:Michael S. Bishop

Title:  Executive Vice President and

Chief Financial Officer

[Signature Page to Pledge and Security Agreement]

EXHIBIT A

FORM OF ACKNOWLEDGEMENT OF PLEDGE

[Exhibit A – Tax Equity Holdco Operating Agreement]